EXHIBIT 99.1

ANSYS Announces Exceptional Q3 Results, With Double-Digit Growth in Revenue, EPS, ACV and Operating Cash Flow

Company Increases FY 2018 Guidance for Revenue (ASC 606), EPS and Operating Cash Flow

ASC 606 - Third Quarter 2018

  GAAP revenue of $289.4 million and non-GAAP revenue of $293.0 million
  GAAP diluted earnings per share of $1.04 and non-GAAP diluted earnings per share of $1.31
  GAAP operating profit margin of 32.1% and non-GAAP operating profit margin of 44.0%
  Deferred revenue and backlog of $544.7 million at September 30, 2018

ASC 605 - Third Quarter 2018 (as if previous revenue recognition guidance was in effect)

  GAAP revenue of $302.0 million and non-GAAP revenue of $307.9 million
  GAAP diluted earnings per share of $1.16 and non-GAAP diluted earnings per share of $1.46
  GAAP operating profit margin of 35.0% and non-GAAP operating profit margin of 46.7%
  Deferred revenue and backlog of $761.6 million at September 30, 2018, an increase of 14% over Q3 2017

Other Highlights

  ACV growth of 13% and 11% in constant currency for Q3 2018 and the nine months ended September 30, 2018 (YTD), respectively
  Operating cash flows of $110.0 million and $353.5 million for Q3 2018 and YTD 2018, respectively
  Repurchased 0.4 million shares in the third quarter at an average price of $176.58 and 1.2 million shares in the first nine months at an average price of $164.14

Note: We adopted ASC 606 on January 1, 2018, which impacted our financial results, including the categorization and geographic allocation of revenue. For comparability purposes, and unless otherwise specified, the amounts included in the commentary below refer to results under ASC 605 as if the previous revenue recognition guidance was still in effect.

PITTSBURGH, Nov. 07, 2018 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ: ANSS), today reported third quarter 2018 GAAP and non-GAAP revenue growth of 10% and 11%, respectively, or 10% and 12%, respectively, in constant currency. Recurring revenue, which comprises lease license and annual maintenance revenue, totaled 77% of revenue for the third quarter on both a GAAP and non-GAAP basis. For the third quarter, the Company reported growth in diluted earnings per share of 36% and 39% on a GAAP and non-GAAP basis, respectively.

Ajei Gopal, ANSYS President and CEO, commented, “Q3 was a record-breaking quarter for ANSYS as we delivered double-digit growth across revenue, EPS and ACV. The digital revolution is driving customers to transform their product development processes to achieve greater agility, innovation and cost synergies, and ANSYS’ simulation solutions are enabling customers to achieve these seemingly divergent objectives with increased functionality and usability across our entire product portfolio. Our strategy of Pervasive Simulation is working."

Gopal added, "We continue to invest to deliver advanced capabilities, such as our newly available, patent-pending Mosaic meshing technology designed to provide a significant improvement in our fluids workflow and user experience. In the third quarter, we extended our technology leadership with the release of ANSYS 19.2, which incorporates the technology from our recent OPTIS acquisition and reflects the integration of ANSYS VRXPERIENCE and ANSYS SPEOS into our portfolio. Importantly, in an ever-evolving industry, we remain committed to improving the way customers experience our technology by providing them with new, modern workflow advancements that enhance the quality and speed of their simulations."

Maria Shields, ANSYS CFO, stated, “Our continued focus on execution and disciplined approach to investment drove another quarter of record financial results across all key financial metrics. We are pleased with our strong performance through the first nine months of 2018 and, looking ahead, remain confident in our ability to continue driving momentum in our business. This is evidenced by our increased outlook for full year 2018 revenue (ASC 606), EPS and operating cash flow.”

Financial Results

ANSYS' third quarter and year-to-date 2018 and 2017 financial results are presented below. The 2018 and 2017 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs, restructuring charges and measurement-period adjustments related to the 2017 Tax Cuts and Jobs Act.

GAAP and non-GAAP results under ASC 606:

	GAAP	Non-GAAP
(in millions, except percentages and per share data)	Q3 2018	Q3 2018
Revenue	$289.4	$293.0
Net income	$89.3	$112.9
Earnings per share	$1.04	$1.31
Operating profit margin	32.1%	44.0%

	GAAP	Non-GAAP
(in millions, except percentages and per share data)	YTD 2018	YTD 2018
Revenue	$878.2	$885.1
Net income	$266.2	$331.8
Earnings per share	$3.09	$3.86
Operating profit margin	33.8%	45.5%

GAAP and non-GAAP results under ASC 605:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q3 2018	Q3 2017	% Change	Q3 2018	Q3 2017	% Change
Revenue	$302.0	$275.6	10%	$307.9	$276.8	11%
Net income	$100.1	$73.6	36%	$125.4	$91.3	37%
Earnings per share	$1.16	$0.85	36%	$1.46	$1.05	39%
Operating profit margin	35.0%	38.5%		46.7%	48.7%

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change
Revenue	$880.6	$792.9	11%	$892.0	$794.7	12%
Net income	$268.3	$206.7	30%	$337.1	$255.1	32%
Earnings per share	$3.12	$2.38	31%	$3.92	$2.94	33%
Operating profit margin	34.0%	36.6%		45.9%	47.8%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2018 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and nine months ended September 30, 2018 and 2017, and for the 2018 financial outlook, are included in the condensed financial information included in this release.

Other Financial Metrics

(in millions, except percentages)	Q3 2018	Q3 2017	% Change	% Change in Constant Currency
Annual contract value (ACV)	$257.8	$228.7	13%	13%
Operating cash flows	$110.0	$88.9	24%

(in millions, except percentages)	YTD 2018	YTD 2017	% Change	% Change in Constant Currency
ACV	$844.7	$743.2	14%	11%
Operating cash flows	$353.5	$327.0	8%

ACV is composed of the following:

  the annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus the value of perpetual license contracts with start dates during the period, plus the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus the value of work performed during the period on fixed-deliverable services contracts.

Management's 2018 Financial Outlook

The Company's fourth quarter and fiscal year 2018 revenue and diluted earnings per share guidance is provided below. The revenue and diluted earnings per share guidance is provided on both a GAAP and a non-GAAP basis, and in accordance with both ASC 606 and ASC 605. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs and measurement-period adjustments related to the Tax Cuts and Jobs Act.

Fourth Quarter 2018 Guidance

The Company currently expects the following for the quarter ending December 31, 2018:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue under ASC 606	$349.5 - $369.5	$352.0 - $372.0
Diluted earnings per share under ASC 606	$1.10 - $1.29	$1.39 - $1.55
Revenue under ASC 605	$332.8 - $342.8	$337.0 - $347.0
Diluted earnings per share under ASC 605	$0.95 - $1.05	$1.26 - $1.32

Commentary on Fiscal Year 2018 Revenue Guidance

The Company's FY 2018 revenue guidance presented below reflects a slight adverse currency impact as compared to the exchange rates provided with the Company's guidance in August 2018.

Fiscal Year 2018 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2018:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue under ASC 606	$1,227.6 - $1,247.6	$1,237.0 - $1,257.0
Diluted earnings per share under ASC 606	$4.19 - $4.38	$5.25 - $5.41
Revenue under ASC 605	$1,213.4 - $1,223.4	$1,229.0 - $1,239.0
Diluted earnings per share under ASC 605	$4.07 - $4.16	$5.18 - $5.24

(in millions)	Other Financial Metrics
ACV	$1,262.0 - $1,282.0
Operating cash flows	$455.0 - $480.0

Conference Call Information

ANSYS will hold a conference call at 8:30 a.m. Eastern Time on November 8, 2018 to discuss third quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 10123501. The archived webcast can be accessed, along with other financial information, on ANSYS' website at https://investors.ansys.com/news-and-events/events-calendar.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
	ASC 606	ASC 605	ASC 605
(in thousands)	September 30, 2018	September 30, 2018	December 31, 2017
ASSETS:
Cash & short-term investments	$729,391	$729,391	$881,787
Accounts receivable, net	235,547	102,626	124,659
Goodwill	1,575,567	1,575,567	1,378,553
Other intangibles, net	219,564	219,564	157,625
Other assets	296,042	413,349	398,999
Total assets	$3,056,111	$3,040,497	$2,941,623
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$272,872	$434,129	$440,491
Other liabilities	234,693	239,719	255,301
Stockholders' equity	2,548,546	2,366,649	2,245,831
Total liabilities & stockholders' equity	$3,056,111	$3,040,497	$2,941,623

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended			Nine Months Ended
	ASC 606	ASC 605	ASC 605	ASC 606	ASC 605	ASC 605
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
(in thousands, except per share data)	2018	2018	2017	2018	2018	2017
Revenue:
Software licenses	$109,103	$166,606	$156,580	$350,296	$482,656	$448,368
Maintenance and service	180,315	135,350	119,005	527,908	397,895	344,546
Total revenue	289,418	301,956	275,585	878,204	880,551	792,914
Cost of sales:
Software licenses	4,291	8,488	7,395	12,301	25,078	24,197
Amortization	5,530	5,530	9,004	23,403	23,403	26,892
Maintenance and service	26,487	22,290	19,584	80,092	67,315	58,263
Total cost of sales	36,308	36,308	35,983	115,796	115,796	109,352
Gross profit	253,110	265,648	239,602	762,408	764,755	683,562
Operating expenses:
Selling, general and administrative	97,576	97,576	80,015	280,443	280,443	230,483
Research and development	59,019	59,019	50,144	174,906	174,906	153,524
Amortization	3,491	3,491	3,260	10,421	10,421	9,506
Total operating expenses	160,086	160,086	133,419	465,770	465,770	393,513
Operating income	93,024	105,562	106,183	296,638	298,985	290,049
Interest income	3,213	3,213	1,910	7,674	7,674	4,827
Other expense, net	(974)	(974)	(168)	(2,289)	(2,289)	(1,512)
Income before income tax provision	95,263	107,801	107,925	302,023	304,370	293,364
Income tax provision	5,927	7,685	34,295	35,811	36,089	86,698
Net income	$89,336	$100,116	$73,630	$266,212	$268,281	$206,666
Earnings per share – basic:
Earnings per share	$1.06	$1.19	$0.87	$3.17	$3.19	$2.43
Weighted average shares	84,158	84,158	84,774	84,065	84,065	85,132
Earnings per share – diluted:
Earnings per share	$1.04	$1.16	$0.85	$3.09	$3.12	$2.38
Weighted average shares	86,043	86,043	86,588	86,060	86,060	86,902

ANSYS, INC. AND SUBSIDIARIES
ASC 606 Reconciliation of Non-GAAP Measures
(Unaudited)
	Three Months Ended
	September 30, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$289,418	$3,548	(1)	$292,966
Operating income	93,024	35,889	(2)	128,913
Operating profit margin	32.1%			44.0%
Net income	$89,336	$23,557	(3)	$112,893
Earnings per share – diluted:
Earnings per share	$1.04			$1.31
Weighted average shares	86,043			86,043

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(2) Amount represents $23.0 million of stock-based compensation expense, $0.3 million of excess payroll taxes related to stock-based awards, $9.0 million of amortization expense associated with intangible assets acquired in business combinations and the $3.5 million adjustment to revenue as reflected in (1) above.
(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $11.7 million, a measurement-period adjustment related to the Tax Cuts and Jobs Act of $0.5 million, and rabbi trust income of $0.1 million.

ANSYS, INC. AND SUBSIDIARIES
ASC 606 Reconciliation of Non-GAAP Measures
(Unaudited)
	Nine Months Ended
	September 30, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$878,204	$6,897	(1)	$885,101
Operating income	296,638	105,796	(2)	402,434
Operating profit margin	33.8%			45.5%
Net income	$266,212	$65,591	(3)	$331,803
Earnings per share – diluted:
Earnings per share	$3.09			$3.86
Weighted average shares	86,060			86,060

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(2) Amount represents $58.9 million of stock-based compensation expense, $3.8 million of excess payroll taxes related to stock-based awards, $33.8 million of amortization expense associated with intangible assets acquired in business combinations, $2.4 million of transaction expenses related to business combinations and the $6.9 million adjustment to revenue as reflected in (1) above.
(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $41.0 million and rabbi trust income of $0.1 million, and increased for a measurement-period adjustment related to the Tax Cuts and Jobs Act of $0.9 million.

ANSYS, INC. AND SUBSIDIARIES
ASC 605 Reconciliation of Non-GAAP Measures
(Unaudited)
	Three Months Ended
	September 30, 2018				September 30, 2017
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non- GAAP Results
Total revenue	$301,956	$5,972	(1)	$307,928	$275,585	$1,181	(4)	$276,766
Operating income	105,562	38,313	(2)	143,875	106,183	28,711	(5)	134,894
Operating profit margin	35.0%			46.7%	38.5%			48.7%
Net income	$100,116	$25,280	(3)	$125,396	$73,630	$17,638	(6)	$91,268
Earnings per share – diluted:
Earnings per share	$1.16			$1.46	$0.85			$1.05
Weighted average shares	86,043			86,043	86,588			86,588

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(2) Amount represents $23.0 million of stock-based compensation expense, $0.3 million of excess payroll taxes related to stock-based awards, $9.0 million of amortization expense associated with intangible assets acquired in business combinations, and the $6.0 million adjustment to revenue as reflected in (1) above.
(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $12.4 million, a measurement-period adjustment related to the Tax Cuts and Jobs Act of $0.5 million and rabbi trust income of $0.1 million.
(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(5) Amount represents $14.8 million of stock-based compensation expense, $12.3 million of amortization expense associated with intangible assets acquired in business combinations, $0.5 million of restructuring charges, and the $1.2 million adjustment to revenue as reflected in (4) above.
(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $11.0 million and rabbi trust income of $0.1 million.

ANSYS, INC. AND SUBSIDIARIES
ASC 605 Reconciliation of Non-GAAP Measures
(Unaudited)
	Nine Months Ended
	September 30, 2018				September 30, 2017
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non- GAAP Results
Total revenue	$880,551	$11,436	(1)	$891,987	$792,914	$1,748	(4)	$794,662
Operating income	298,985	110,335	(2)	409,320	290,049	89,985	(5)	380,034
Operating profit margin	34.0%			45.9%	36.6%			47.8%
Net income	$268,281	$68,827	(3)	$337,108	$206,666	$48,480	(6)	$255,146
Earnings per share – diluted:
Earnings per share	$3.12			$3.92	$2.38			$2.94
Weighted average shares	86,060			86,060	86,902			86,902

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(2) Amount represents $58.9 million of stock-based compensation expense, $3.8 million of excess payroll taxes related to stock-based awards, $33.8 million of amortization expense associated with intangible assets acquired in business combinations, $2.4 million of transaction expenses related to business combinations and the $11.4 million adjustment to revenue as reflected in (1) above.
(3)  Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $42.3 million and rabbi trust income of $0.1 million, and increased for a measurement-period adjustment related to the Tax Cuts and Jobs Act of $0.9 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(5) Amount represents $39.4 million of stock-based compensation expense, $36.4 million of amortization expense associated with intangible assets acquired in business combinations, $11.7 million of restructuring charges, $0.7 million of transaction expenses related to business combinations and the $1.7 million adjustment to revenue as reflected in (4) above.
(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $41.4 million and rabbi trust income of $0.1 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending December 31, 2018

	ASC 606	ASC 605
	Earnings Per Share Range - Diluted	Earnings Per Share Range - Diluted
U.S. GAAP expectation	$1.10 - $1.29	$0.95 - $1.05
Adjustment to exclude acquisition adjustments to deferred revenue	$0.02	$0.03 - $0.04
Adjustment to exclude acquisition-related amortization	$0.06 - $0.07	$0.06 - $0.07
Adjustment to exclude stock-based compensation	$0.18 - $0.20	$0.18 - $0.20
Non-GAAP expectation	$1.39 - $1.55	$1.26 - $1.32

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2018

	ASC 606	ASC 605
	Earnings Per Share Range - Diluted	Earnings Per Share Range - Diluted
U.S. GAAP expectation	$4.19 - $4.38	$4.07 - $4.16
Adjustment to exclude acquisition adjustments to deferred revenue	$0.08	$0.13
Adjustment to exclude acquisition-related amortization	$0.36 - $0.37	$0.36 - $0.37
Adjustment to exclude stock-based compensation	$0.55 - $0.57	$0.55 - $0.57
Adjustment to exclude acquisition-related transaction expenses	$0.03	$0.03
Exclusion of measurement-period adjustments related to the Tax Cuts and Jobs Act	$0.01	$0.01
Non-GAAP expectation	$5.25 - $5.41	$5.18 - $5.24

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Stock-based compensation expense (benefit) incurred in connection with the Company's deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Management similarly excludes income (expense) related to assets held in a rabbi trust in connection with the Company's deferred compensation plan. Specifically, the Company excludes stock-based compensation and income (expense) related to assets held in the deferred compensation plan rabbi trust during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Restructuring charges and the related tax impact. The Company occasionally incurs expenses for restructuring its workforce included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally does not incur these expenses as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction expenses, derived from announced acquisitions, for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Tax Cuts and Jobs Act. The Company recorded charges in its income tax provision related to the enactment of the Tax Cuts and Jobs Act, specifically for the transition tax related to unrepatriated cash. Management excludes these charges for the purpose of calculating non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as (i) the charges are not expected to recur as part of its normal operations and (ii) the charges resulted from the extremely infrequent event of major U.S. tax reform, the last such reform having occurred in 1986. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

If you've ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge or put on wearable technology, chances are you've used a product where ANSYS software played a critical role in its creation. ANSYS is the global leader in engineering simulation. Through our strategy of Pervasive Engineering Simulation, we help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, ANSYS is headquartered south of Pittsburgh, Pennsylvania, U.S.A. Visit www.ansys.com for more information.

Forward-Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding:  trends in customer development processes and the success of our strategy of Pervasive Simulation; our ability to continue to drive momentum in our business;  our projections for the fourth quarter of 2018 and fiscal year 2018 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, stock-based compensation expense and acquisition-related transaction costs with related tax impacts); statements regarding management's use of non-GAAP financial measures; statements regarding investing in the business; statements regarding the Tax Cuts and Jobs Act; and statements regarding the increase in constant currency revenue growth rates as compared to the August 2018 guidance are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). The words “believe,” “continue,” “expect,” and similar expressions are intended to identify forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to: the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS’ customers’ ability to purchase products from the Company at the same level as prior periods or to pay for the Company’s products and services; the risk that declines in ANSYS’ customers’ business may lengthen customer sales cycles; the risk of declines in the economy of one or more of ANSYS’ primary geographic regions; the risk that ANSYS’ revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions; the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate; the risk that ANSYS has overestimated its ability to maintain growth and profitability, and control costs; uncertainties regarding the demand for ANSYS' products and services in future periods; uncertainties regarding customer acceptance of new products; the risk of ANSYS’ products' future compliance with industry quality standards and its potential impact on the Company’s financial results; the risk that the Company may need to change its pricing models due to competition and its potential impact on the Company’s financial results; the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products; the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales; the risk that the Company may not be able to recruit and retain key executives and technical personnel; the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently; the risk of unauthorized access to and distribution of the Company’s source code; the risk of the Company’s implementation of its new IT systems; the risk of difficulties in the relationship with ANSYS’ independent regional channel partners; the risk of ANSYS’ reliance on perpetual licenses and the result that any change in customer licensing behavior may have on the Company’s financial results; the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company’s existing product lines may not be successful; the risk of periodic reorganizations and changes within ANSYS’ sales organization; the risk of industry consolidation and the impact it may have on customer purchasing decisions; and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2017 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.investors.ansys.com/ for more information. The ANSYS IR App is now available for download on iTunes and Google Play. ANSYS also has a strong presence on the major social channels. To join the simulation conversation, please visit www.ansys.com/Social@ANSYS.

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Contact:

Investors:
Annette Arribas
724.820.3700
annette.arribas@ansys.com

Media:
Amy Pietzak
724.820.4367
amy.pietzak@ansys.com